EXHIBIT 16.1

                    Resignation of Michael Johnson & Co., LLC


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EXHIBIT 16.1
                    Resignation of Michael Johnson & Co., LLC

August 5, 2005

Michael Johnson & Co., LLC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


Mr. Tom Djokovich
XsunX, Inc.

Dear Mr. Djokovich:

     This is to confirm that the client-auditor relationship between XsunX, Inc. (Commission File Number 000-29621) and Michael Johnson & Co., LLC has ceased as of July 18, 2005.

Sincerely,

/s/ Michael Johnson & Co., LLC
-----------------------------------
Michael Johnson & Co., LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission